SIXTH AMENDMENT

to the

MOOG INC. RETIREMENT SAVINGS PLAN

(Restatement Effective October 1, 2016)

WHEREAS, pursuant to Section 10.1 of the Moog Inc. Retirement Savings Plan (the "Plan"), Moog Inc. (the "Corporation") reserved the right to amend the Plan; and

WHEREAS, the Corporation wishes to amend the Plan to implement various Plan design changes in connection with its 2019 Retirement Choice Program.

NOW, THEREFORE, the Plan is hereby amended as follows:

Effective January 1, 2020, Section 1.3(xx) is hereby amended and restated to read as follows:

> **(xx)** **<u>Eligible Participant</u>** means an Eligible Employee who has satisfied the eligibility requirements of Section 2.1(c) hereof and who is eligible to share in Retirement Contributions described in Section 3.18.

Effective January 1, 2020, Section 1.3 is hereby amended by adding the following new subsection (ggg) at the end thereof:

> **(ggg)** **<u>2019 Election Eligible Employee</u>** means any Eligible Employee who was hired or rehired by the Company before January 1, 2019, and is not accruing benefits under the Moog ERP. Eligible Employees hired or rehired after January 1, 2019, Eligible Employees on retirement leave, and co-ops and temporary employees are not 2019 Election Eligible Employees.

Effective January 1, 2020, Section 2.1(c) is hereby amended by adding the following new paragraph at the end thereof:

> Notwithstanding the foregoing, effective January 1, 2020, an Eligible Employee is eligible to become an Eligible Participant on the first Entry Date after he or she commences employment with the Company.

Effective January 1, 2020, the first sentence of Section 3.1(d) is hereby amended and restated to read as follows:

> The Plan permits Salary Reduction Contributions that are treated as Catch-up Contributions.

Effective January 1, 2020, the second paragraph of Section 3.1(d) is hereby amended and restated to read as follows:

The Administrative Committee may prescribe uniform rules of general application concerning Catch-up Contributions by eligible Participants, including rules for how Catch-up Contributions may be treated as Roth Elective Deferrals. Amounts the Plan treats as Catch-up Contributions will not be treated as Salary Reduction Contributions for purposes of Section 3.2 and therefore will not be eligible for Matching Contributions.

Effective January 1, 2020, the first paragraph of Section 3.1(f) is hereby amended and restated to read as follows:

As of the Roth Election Deferral Effective Date, each Participant may irrevocably designate all or a portion of his or her Salary Reduction Contributions as Roth Elective Deferrals. Roth Elective Deferrals will be treated in the same manner as Salary Reduction Contributions for all Plan purposes, except as provided in this Subsection. The Company may, in operation, implement deferral election procedures, provided the procedures are communicated to Participants and permit Participants to modify their elections at least once each Plan Year. The Plan will separately account for a Participant's Roth Elective Deferrals, as well as the gains and losses attributable to those Roth Elective Deferrals. Salary Reduction Contributions that are designated as Roth Elective Deferrals will be credited to a Participant's Roth Savings Account. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to a Participant's Roth Savings Account. Forfeitures also may not be allocated to a Participant's Roth Savings Account. With respect to Roth Savings Accounts, the Plan must maintain a record of a Participant's investment in the contract (within the meaning of Code Section 72(c); i.e., designated Roth Elective Deferrals that have not been distributed).

Effective October 1, 2019, the second sentence of Section 3.1(h)(3) is hereby stricken.

Effective January 1, 2020, the first sentence of the first paragraph of Section 3.1(h)(5) is hereby amended and restated to read as follows:

An "Affirmative PTO Election" is a Covered PTO Participant's election (i) not to make any Salary Reduction Contributions with respect his or her PTO Payout, (ii) to make Salary Reduction Contributions with respect to his or her PTO Payout in an amount less than the Automatic PTO Deferral Amount, or (iii) to designate Salary Reduction Contributions with respect to his or her PTO Payout as Roth Elective Deferrals.

Effective October 1, 2019, the third sentence of the first paragraph of Section 3.1(h)(5) is hereby amended and restated to read as follows:

A Participant's Affirmative PTO Election will be effective only for the Plan Year for which the Affirmative PTO Election is made. If a Participant wishes not to be subject to the Automatic PTO Deferral Amount for any subsequent Plan Year, the

Participant must submit a new Affirmative PTO Election with respect to such subsequent Plan Year.

Effective January 1, 2020, the third paragraph of Section 3.1(h)(5) is hereby amended and restated to read as follows:

Except as otherwise provided, PTO Payout Deferrals made pursuant to an Affirmative PTO Election will be allocated to the Participant's Savings Account. PTO Payout Deferrals designated as Roth Elective Deferrals will be allocated to the Participant's Roth Savings Account.

Effective January 1, 2020, Section 3.1(h)(9) is hereby amended and restated to read as follows:

(9) Matching Contributions for PTO Payout Deferrals. PTO Payout Deferrals, other than those the Plan treats as Catch-up Contributions, will be treated as Salary Reduction Contributions for purposes of Section 3.2 and therefore will be eligible for Matching Contributions, including True-Up Contributions, to the extent allowed under Section 3.2.

Effective January 1, 2020, Section 3.1(g)(1)(vii) is hereby amended by adding the following new paragraph at the end thereof:

Notwithstanding the foregoing, for purposes of Automatic Contribution Increases that are effective on or after January 1, 2020, Automatic Contribution Increases will not cause a Participant's Salary Reduction Contribution rate (including Roth Elective Deferrals) to increase above 15%. Any Participant who makes Salary Reduction Contributions (including Automatic Deferrals under the provisions of Section 3.1(e)), and who has been previously subject to the 10% limit on Automatic Contribution Increases, will resume being subject to the provisions of this subsection (g) regarding Automatic Contribution Increases until the Participant reaches the 15% limit on Automatic Contribution Increases, unless the Participant makes a Contrary Election as prescribed by this subsection (g).

Effective January 1, 2020, Section 3.2(a) is hereby amended and restated to read as follows:

(a) Rate of Matching Contributions. For each payroll period during Plan Years beginning on or after January 1, 2019, the Company will make a matching contribution to the Plan on behalf of each Participant who makes Salary Reduction Contributions as determined below:

(1) 401(k) Matching Contributions. For Participants who made or are deemed to have made a 2019 Retirement Choice Election under Section 3.20(b)(1) or Section 4.1(p)(i) of the Moog ERP, the matching contribution will be an amount equal to 25% of the Participant's Salary Reduction Contributions for the payroll period (the "401(k) Matching Contribution"). Notwithstanding the foregoing, a Participant's 401(k)

Matching Contribution, if any, for a payroll period may not exceed ½% of his or her Compensation for the payroll period.

(2) RSP(+) Matching Contributions. For Participants who made or are deemed to have made a 2019 Retirement Choice Election under Section 3.20(b)(2) or Section 4.1(p)(ii) of the Moog ERP, the matching contribution will be an amount equal to 50% of the Participant's Salary Reduction Contributions for the payroll period (the "RSP(+) Matching Contribution"). Notwithstanding the foregoing, a Participant's RSP(+) Matching Contribution, if any, will be limited as follows:

(i) For pay dates occurring on or after January 1, 2020 and before October 1, 2020, a Participant's RSP(+) Matching Contribution may not exceed 3% of his or her Compensation for the relevant payroll period.

(ii) For pay dates occurring on or after October 1, 2020 and before October 1, 2021, a Participant's RSP(+) Matching Contribution may not exceed 4% of his or her Compensation for the relevant payroll period.

(iii) For pay dates occurring on or after October 1, 2021, a Participant's RSP(+) Matching Contribution may not exceed 5% of his or her Compensation for the relevant payroll period.

Effective January 1, 2020, Section 3.2(d) is hereby amended and restated to read as follows:

(d) In General. Collectively, 401(k) Matching Contributions, RSP(+) Matching Contributions, and ESOP Marching Contributions may be referred to as "Matching Contributions" throughout the Plan.

Effective January 1, 2020, Section 3.2(e) is hereby amended and restated to read as follows:

(e) True-Up Contribution. The Company will contribute to the Plan on behalf of each True-Up Eligible Participant an additional 401(k) Matching Contribution or RSP(+) Matching Contribution, as the case may be, (a "True-Up Contribution") in an amount equal to the excess, if any, of (x) the True-Up Eligible Participant's Annualized Match for the Plan Year over (y) the sum of the periodic 401(k) Matching Contributions or RSP(+) Matching Contributions, as the case may be, made on behalf of the Participant during the Plan Year under subsection (a) above.

In any event, the additional 401(k) Matching Contribution or RSP(+) Matching Contributions made under this paragraph when added to other 401(k) Matching Contributions or RSP(+) Matching Contributions made by the

Company on behalf of a Participant for a Plan Year will not exceed the maximum matching contributions established by the Plan Administrator for the Plan Year.

For purposes of this Section –

(1) "Annualized Match" means an amount determined on a Plan Year basis that is equal to the 401(k) Matching Contribution or RSP(+) Matching Contribution, as the case may be, that would have been made by the Company for the Plan Year based on (A) the Participant's Compensation for the Plan Year, (B) the Salary Reduction Contributions made by the Participant during the Plan Year, and (C) the rate of 401(k) Matching Contribution or RSP(+) Matching Contribution, as the case may be, applicable to the Participant for the Plan Year.

(2) "True-Up Eligible Participant" means a Participant who is eligible to receive 401(k) Matching Contributions or RSP(+) Matching Contributions, as the case may be, for the Plan Year and is employed by the Company on the last day of the Plan Year.

Effective January 1, 2020, Section 3.8(a) is hereby amended and restated to read as follows:

(a) **Maintenance of Accounts.** To the extent necessary for the administration of the Plan, the Plan Administrator will establish and maintain in the name of each Participant, as a permanent accounting record under the Plan, a "Savings Account", an "ESOP Matching Contribution Account", a "401(k) Matching Contribution Account," an "ESOP Contribution Account," a "Retirement Contribution Account," a "RSP(+) Retirement Contribution Account," a "Roth Savings Account," and a "Roth Catch-up Contribution Account" (for Roth Catch-up Contributions made before January 1, 2020) (collectively, "Accounts").

For Plan administration and recordkeeping purposes, the Administrative Committee may prescribe administrative rules and procedures under which Plan service providers will not obligated to use the same account nomenclature specified by the Plan. Furthermore, the consolidation of multiple Accounts under a Plan provider's single source account is permissible, provided that the provider is able to separately track various types of contribution (including the earnings on those contributions) in a manner consistent with the Account structure described in the Plan.

Effective January 1, 2020, Section 3.8(b) is hereby amended and restated to read as follows:

(b) **Allocation of Salary Reduction Contributions.** The Plan Administrator will allocate to each Participant's Savings Account the Participant's Salary Reduction Contributions (including Catch-up Contributions) that are not designated as Roth Elective Deferrals, if any, for each Plan Year as of

a date or dates determined by the Plan Administrator, but no later than the last day of the Plan Year.

Effective January 1, 2020, Section 3.8(c) is hereby amended and restated to read as follows:

(c) Allocation of Matching Contributions.

(1) Allocation of 401(k) Matching Contributions. For each payroll period, the Plan Administrator will allocate so much of the total 401(k) Matching Contributions for the payroll period as of a date or the dates determined by the Plan Administrator, but no later than the last day of the Plan Year, to the 401(k) Matching Contribution Account of each Participant as will equal 25% of the Participant's Salary Reduction Contributions for the payroll period. Notwithstanding the foregoing, the allocation of 401(k) Matching Contributions, if any, under this Section with respect to any Participant during any payroll period will not exceed ½% of his or her Compensation for the payroll period.

(2) Allocation of RSP(+) Matching Contributions. For each payroll period, the Plan Administrator will allocate so much of the total RSP(+) Matching Contributions for the payroll period as of a date or the dates determined by the Plan Administrator, but no later than the last day of the Plan Year, to the 401(k) Matching Contribution Account of each Participant as will equal 50% of the Participant's Salary Reduction Contributions for the payroll period. Notwithstanding the foregoing, the allocation of RSP(+) Matching Contributions, if any, under this Section with respect to any Participant will be limited as follows:

(i) For pay dates occurring on or after January 1, 2020 and before October 1, 2020, a Participant's RSP(+) Matching Contribution may not exceed 3% of his or her Compensation for the relevant payroll period.

(ii) For pay dates occurring on or after October 1, 2020 and before October 1, 2021, a Participant's RSP(+) Matching Contribution may not exceed 4% of his or her Compensation for the relevant payroll period.

(iii) For pay dates occurring on or after October 1, 2021, a Participant's RSP(+) Matching Contribution may not exceed 5% of his or her Compensation for the relevant payroll period.

(3) Allocation of ESOP Matching Contributions. For each Plan Year beginning before October 1, 2007, the Plan Administrator will allocate so much of the total ESOP Matching Contributions for the Plan Year, if any, as of a date or the dates determined by the Plan Administrator, but in any event not later than the last day of the Plan Year,

to the ESOP Matching Contribution Account of each Participant as will equal 25 percent of the Participant's Salary Reduction Contributions for the Plan year that the Participant elects to invest in Company Stock pursuant to Section 3.2.

Effective January 1, 2020, Section 3.8(g) is hereby amended and restated to read as follows:

(g) **Allocation of Roth Elective Deferrals.** The Plan Administrator will allocate to each Participant's Roth Savings Account the Participant's Salary Reduction Contributions that are designated as Roth Elective Deferrals, if any, for each Plan Year as of a date or dates determined by the Plan Administrator, but no later than the last day of the Plan Year.

Effective January 1, 2020, Section 3.9(d) is hereby amended and restated to read as follows:

(d) **Priority.** If the Participant's Annual Additions for the Limitation Year exceeds the Maximum Annual Addition for such Limitation Year, any required reduction of the Participant's benefits to comply with Code Section 415 will be made in the following order of priority:

(1) From the Participant's Savings Account, if any.

(2) From the Participant's ESOP Matching Contribution Account, if any.

(3) From the Participant's ESOP Account, if any.

(4) From the Participant's 401(k) Matching Contribution Account, if any.

(5) From the Participant's Retirement Contribution Account, if any.

(6) From the Participant's RSP(+) Retirement Contribution Account, if any.

(7) From the Participant's 2018 Discretionary Nonelective Contribution Account.

Effective January 1, 2020, Section 3.18(a) is hereby amended and restated to read as follows:

(a) **Retirement Contribution Amount.** For each pay period, the Company will contribute to the Trust, on behalf of each Qualified Participant, a percentage of each such Participant's Covered Pay for the pay period determined as follows:

(1) RSP Retirement Contribution. For each Qualified Participant, other than a RSP(+) Participant described in Section 3.18(a)(2) below (e.g., a Qualified Participant who made or is deemed to have made a 2019 Retirement Choice Election under Section 3.20(b)(1)), the Company contribution will be an amount equal to the following percentage of Covered Pay (the "RSP Retirement Contribution") –

Attained Age as of First Day of Plan Year	**RSP Retirement Contribution Percentage**
Younger than age 30	3%
Age 30 – 39	4%
Age 40 – 49	5%
Age 50 – 59	7%
Age 60 or older	9%

(2) RSP(+) Retirement Contribution. For each Qualified Participant who made or is deemed to have made a 2019 Retirement Choice Election under Section 3.20(b)(2) or Section 4.1(p)(ii) of the Moog ERP (an "RSP(+) Participant"), the Company contribution will be an amount equal to the following percentage of Covered Pay (the "RSP(+) Retirement Contribution") –

Attained Age as of First Day of Plan Year	**RSP(+) Retirement Contribution Percentage**
Younger than age 39	3%
Age 40 – 49	4%
Age 50 or older	5%

Collectively, RSP Retirement Contributions and RSP(+) Retirement Contributions may be referred to in the Plan as "Retirement Contributions." Retirement Contributions for a pay period will be made as soon as practicable after the close of the pay period, but in any event will not be made later than the time prescribed by law for filing the annual federal tax return of the Company (including any extensions that have been granted for the filing of the return) for the Plan Year in which the pay period ends. Retirement Contributions will not be made for any Plan Year to the extent they are not deductible.

Effective January 1, 2020, the second sentence of Section 3.18(b) is hereby amended to read as follows:

As of the date or dates determined by the Plan Administrator, but not later than the last Business Day of each Plan Year, the Plan Administrator will allocate –

(1) With respect to each payroll period, RSP Retirement Contributions to the Retirement Contribution Account of each Qualified Participant who is not a RSP(+) Participant as will equal the product of such Participant's Covered Pay for the pay period multiplied by his or her RSP Retirement Contribution Percentage (determined in accordance with Section 3.18(a)(1) hereof) for the Plan Year in which the pay period ends.

(2) With respect to each payroll period, RSP(+) Retirement Contributions to the RSP(+) Retirement Contribution Account of each Qualified Participant who is a RSP(+) Participant as will equal the product of such Participant's Covered Pay for the pay period multiplied by his or her RSP(+) Retirement Contribution Percentage (determined in accordance with Section 3.18(a)(2) hereof) for the Plan Year in which the pay period ends.

Effective January 1, 2020, Section 3.18(c) is hereby amended by adding the following new paragraph (3) at the end thereof:

(3) <u>2019 Retirement Choice</u>. For purposes of Section 3.18, effective January 1, 2020 and notwithstanding any other provision of the Plan, a "Qualified Participant" with respect to any payroll period also means any Eligible Participant who was a 2019 Election Eligible Employee, as defined in the Moog ERP, and made an election, or is deemed to have made an election, under Section 4.1(p)(ii) of the Moog ERP, to receive post-December 31, 2019 benefit accruals in the form of RSP(+) Retirement Contributions under Section 3.18(a)(2) of this Plan.

Effective January 1, 2020, Section 3.18 is hereby amended by adding the following new subsection (e) at the end thereof:

(e) <u>Investment of RSP(+) Retirement Contributions</u>. RSP(+) Retirement Contributions will be initially invested, when made, in Company Stock. However, those RSP(+) Retirement Contributions may be invested at any time immediately thereafter pursuant to the Participant's instructions in accordance with the provisions of Section 7.6(c). If a Qualified Participant fails to provide instructions for the investment of his or her RSP(+) Retirement Contribution Account, that Account will continue to be invested in Company Stock.

Effective January 1, 2020, Article 3 is hereby amended by adding the following new Section 3.20 at the end thereof:

Section 3.20 Retirement Choice Election – 2019.

(a) In General. Each 2019 Election Eligible Employee is permitted to make the election described in this Section 3.20. The election must be made during the 2019 Retirement Choice Election Period prescribed by the Administrative Committee, and must be made in the manner determined by the Administrative Committee and communicated to 2019 Election Eligible Employees prior to the start of the 2019 Retirement Choice Election Period. A 2019 Election Eligible Employee is permitted to make his or her election at any time during the 2019 Retirement Choice Election Period by submitting his or her election to the Administrative Committee. Once made, the 2019 Election Eligible Employee is permitted to revoke and change his or her election at any time prior to the last day of the 2019 Retirement Choice Election Period. An election by a 2019 Election Eligible Employee that is on file with the Administrative Committee at the end of the 2019 Retirement Choice Election Period is deemed to be the 2019 Election Eligible Employee's final election under this Section 3.20, and is binding and irrevocable after that date. A 2019 Election Eligible Employee who fails to file an election under this Section 3.20 is deemed to have made the election described in Section 3.20(b)(2).

For purposes of the Plan, "2019 Retirement Choice Election Period" means a reasonable election period established by the Administrative Committee and announced to 2019 Election Eligible Employees in advance of December 31, 2019, during which a 2019 Election Eligible Employee will be given a reasonable opportunity to make the election described in this Section 3.20.

Notwithstanding the foregoing –

(1) An Eligible Employee who is hired by the Company on or after January 1, 2019 and becomes a Participant or Eligible Participant is deemed to have made the election described in Section 3.20(b)(2).

(2) Subject to the provisions of Moog ERP Section 4.1(p), an Eligible Employee who terminated employment with the Company before January 1, 2019, is rehired by the Company on or after January 1, 2019, and immediately resumes participation in the Plan as a Participant upon reemployment will be deemed to have made the election described in Section 3.20(b)(2).

(b) Available Elections. The elections available to a 2019 Election Eligible Employee during the 2019 Retirement Choice Period are as follows:

(1) For periods on or after January 1, 2020, continue to receive the RSP Retirement Contribution prescribed by Section 3.18(a)(1), as well as the 401(k) Matching Contributions prescribed by Section 3.2(a)(1); or

(2) For periods on or after January 1, 2020, discontinue receiving the RSP Retirement Contribution as well as the 401(k) Matching Contributions, and begin receiving the RSP(+) Retirement Contribution prescribed by Section 3.18(a)(2) as well as the RSP(+) Matching Contributions prescribed by Section 3.2(a)(2).

Effective January 1, 2020, the second sentence of 4.1(b) is hereby amended and restated to read as follows:

Notwithstanding the foregoing, if the Participant has a Severance from Employment and then dies, the Participant's nonforfeitable interest in his or her Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 401(k) Matching Contribution Account is determined under the vesting schedule in subsection (c).

Effective January 1, 2020, Section 4.1(c) is hereby amended and restated to read as follows:

(c) **Upon Severance from Employment.** A Participant is at all times fully vested in, and has a 100% nonforfeitable right to, his or her Savings Account, ESOP Matching Contribution Account, ESOP Contribution Account, Roth Savings Account, Roth Catch-Up Contribution Account, and 2018 Discretionary Nonelective Contribution Account. A Participant whose Date of Hire is before January 1, 2020 also is at all times fully vested in, and has a 100% nonforfeitable right to, his or her 401(k) Matching Contribution Account.

Except as provided in subsections (a) and (b), a Participant who has a Severance from Employment will have a 100% nonforfeitable right --

(1) In his or her Retirement Contribution Account, and RSP(+) Retirement Contribution Account; and

(2) If he or she has a Date of Hire that is on or after January 1, 2020, in his 401(k) Matching Contribution Account,

after he or she is credited with three Years of Vesting Service. Until that Participant is credited with three Years of Vesting Service, no portion of a Participant's Retirement Contribution Account, RSP(+) Retirement Contribution Account, or, in the case of a Participant whose Date of Hire is on or after January 1, 2020, the Participant's 401(k) Matching Contribution Account, will be vested.

Effective January 1, 2020, the first and second sentences of 4.3(a) are hereby amended and restated to read as follows:

The Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 401(k) Matching Contribution Account of a Participant who has a Severance from Employment and who does not have a 100% nonforfeitable right in his or her Retirement Contribution Account, RSP(+) Retirement Contribution Account,

and 401(k) Matching Contribution Account is valued as of the close of the Plan Year in which in the Participant incurs five consecutive One-Year Breaks in Service. The portion of his or her Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 401(k) Matching Contribution Account in which he or she does not have a nonforfeitable right is forfeited at that time.

Effective January 1, 2020, 4.3(b) is hereby amended and restated to read as follows:

(b) Reemployment after Five One-Year Breaks in Service. Any RSP Retirement Contribution, RSP(+) Retirement Contribution, or 401(k) Matching Contribution allocated to a reemployed Participant after he or she incurs five consecutive One-Year Breaks in Service will be credited to new Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 401(k) Matching Contribution Account, as the case may be. A Participant's nonforfeitable interest in the new Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 401(k) Matching Contribution Account will be determined in accordance with Section 4.1.

Effective January 1, 2020, 4.3(c) is hereby amended and restated to read as follows:

(c) Application of Forfeitures. Forfeitures resulting from the application of this Section 4.3 will not be applied to directly increase the allocation that any Participant would otherwise receive under the Plan. Forfeitures will be used, as directed by the Plan Administrator, (i) to reduce (but not below zero) the RSP Retirement Contributions, RSP(+) Retirement Contributions, and Matching Contributions, if any, no later than the last day of the Plan Year following the Plan Year in which the forfeitures occurred, (ii) to restore any forfeited account balances as may be required under Section 4.3(a)(2), and (iii) if any forfeitures remain, to pay Plan expenses and Trustee compensation.

Effective October 1, 2019, the first sentence of 5.13(d)(1) is hereby amended and restated to read as follows:

Any Participant who has made Rollover Contributions or Roth Rollover Contributions, or on whose behalf the Company has made Salary Reduction Contributions, including PTO Deferrals and Salary Reduction Contributions designated as Roth Elective Deferrals, may, upon written notice filed with the Administrative Committee, have paid to him or her all or any portion of such contributions (but, for withdrawals by Participants who have not attained age 59½, not including any earnings thereon) as the Administrative Committee determines to be needed for reasons of the Participant's financial hardship.

Effective October 1, 2019, the first sentence of 5.13(d)(2) is hereby amended and restated to read as follows:

A distribution will be considered a distribution due to hardship (a "Hardship Distribution") if it is on account of: (1) an immediate and heavy financial need of the Participant (including any additional amounts necessary to pay any federal, state and/or local income taxes and/or penalties reasonably anticipated to result from the hardship distribution), and (2) the distribution is necessary to satisfy such financial need.

Effective January 1, 2020, the last sentence of 5.14(a) is hereby amended and restated to read as follows:

In any event, a Participant may not obtain a loan from amounts allocated to his or her 401(k) Matching Contribution Account, ESOP Matching Contribution Account, Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 2018 Discretionary Nonelective Contribution Account.

Effective January 1, 2020, 5.14(c)(2) is hereby amended and restated to read as follows:

(2) One-half of the present value of the Participant's nonforfeitable accrued benefit under the Plan, determined without taking into consideration the Participant's vested interest in his or her 401(k) Matching Contribution Account, ESOP Matching Contribution Account, Retirement Contribution Account, RSP(+) Retirement Contribution Account, and 2018 Discretionary Nonelective Contribution Account.

Effective January 1, 2020, the second sentence of Section 7.6(c)(2) is hereby amended and restated to read as follows:

The Company Stock Investment Funds will be used for purposes of the Participant investment elections relating to Salary Reduction (including Roth Elective Deferrals), 401(k) Matching, RSP Retirement, RSP(+) Retirement, Rollover, Voluntary Nondeductible and Voluntary Pension Contributions.

****

To the extent that any provisions of this Amendment are inconsistent with existing Plan provisions, this Amendment will supersede the Plan. In all other respects, the Plan remains unchanged.

MOOG INC.

Dated: 12/31/19

By: ______________________